                                                                     EXHIBIT 4.5


                      WARRANT REGISTRATION RIGHTS AGREEMENT
                      -------------------------------------

     THIS WARRANT REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of May 10, 2000, by and between JOSTENS, INC., a Minnesota corporation (the "Company"), and Deutsche Bank Securities Inc., UBS Warburg LLC and Goldman, Sachs & Co. (the "Initial Purchasers").

                                 R E C I T A L S

     This Agreement is entered into in connection with the Purchase Agreement by and between the Company and the Initial Purchasers, dated as of May 5, 2000 (the "Purchase Agreement"), which provides for, among other things, the issuance and sale by the Company to the Initial Purchasers of 225,000 units consisting in the aggregate of $225,000,000 principal amount of the Company's 12 3/4% Senior Subordinated Notes due 2010 (the "Notes") and warrants to purchase 425,060 shares of Class E Common Stock of the Company. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and any subsequent holder or holders of the Warrants and Warrant Shares. The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligations under the Purchase Agreement. Capitalized terms used without definition herein have the meanings given to them in the Warrant Agreement (as defined below).


                                A G R E E M E N T

     The Parties hereby agree as follows:

     SECTION 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

          "Charter" means the Articles of Incorporation of the Company in effect immediately following the Effective Time, as such Charter may thereafter from time to time be amended in accordance with applicable law and such Charter.

          "Commission" means the U.S. Securities and Exchange Commission and any successor federal agency having similar powers.
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                                      -2-


          "Effective Time" shall have the meaning ascribed to that term in the Merger Agreement.

          "Holders," as of any date of determination, means the holders of record of Registrable Securities as of such date.

          "Initial Public Offering" shall have the meaning ascribed to that term in the Charter as in effect immediately following the Effective Time.

          "Merger Agreement" means the merger agreement dated as of December 27, 1999 by and between the Company and Saturn Acquisition Corporation, a Minnesota corporation.

          "Person" means an individual, limited or general partnership, joint venture, limited liability company, corporation, trust, unincorporated organization or other entity or a government or any department or agency thereof.

          "Prospectus" means the Prospectus included in any Registration Statement (including, without limitation, any Prospectus subject to completion and a Prospectus that includes any information previously omitted from a Prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          "Registrable Securities," as of any date of determination, means (a) the Warrants, (b) the Warrant Shares, (c) any shares of Capital Stock of the Company issued upon conversion of any of the foregoing pursuant to the Charter, (d) any shares of Capital Stock issued on account of any of the foregoing in connection with any stock split or stock dividend effected after the Effective Time, (e) equity securities of any other issuer issued in exchange for any of the foregoing in connection with any merger, consolidation, reorganization or recapitalization effected after the closing Effective Time (other than equity securities of another issuer which are issued pursuant to an effective Registration Statement under the Securities Act), and (f) if notice has been given under Section 2(c)(i), during the period that a Shelf Registration is required to be effective under Section 2(c)(ii), any shares of Capital Stock that is of the same class or series as any securities referred to in clause (b), (c), (d) or
     (e). Notwithstanding the foregoing, any particular Registrable Securities shall cease to be such when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities have been disposed of in accordance with such Registration Statement or (ii) they shall have ceased to be outstanding;
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                                      -3-

     provided that clause (i) shall not apply during the period that a Shelf Registration is required to be effective under Section 2(c)(ii).

          "Registration Expenses" means all expenses incident to the Company's performance of or compliance with its obligations hereunder including, without limitation, all Commission and any stock exchange registration, listing, filing or NASD fees, all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications), all messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "comfort" letters required by or incident to such performance and compliance, any fees and disbursements of underwriters customarily paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained in connection with the requested registration and the fees and disbursements of one counsel for the Sellers (which counsel shall be selected by the holders of a majority in interest of the Registrable Securities included in such registration), but excluding underwriting discounts and commissions and fees and disbursements of any additional counsel employed by any Seller.

          "Registration Statement" means any Registration Statement of the Company, including but not limited to a shelf Registration Statement, that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

          "Seller" means any Holder whose Registrable Securities are included in any registration pursuant to Section 2(a) or 2(b) of this Agreement.

          "Warrant Agreement" means the Warrant Agreement dated as of May 10, 2000 between the Company and The Bank of New York, as warrant agent, relating to the Warrants.

          "Warrants" means the warrants issued by the Company pursuant to the Purchase Agreement.

          Certain other terms are defined elsewhere in this Agreement.

     SECTION 2. Registration Rights.

     (a) Demand Right.

          (i) Commencing 90 days after the occurrence of the Initial Public Offering (subject to any lock-up agreement under Section 2(f) that may be in effect), Holders who beneficially own at least 25% of the total outstanding Registrable Securities (assuming
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                                      -4-

     exercise of all Warrants) referred to in clauses (a)-(e) of the definition thereof (the "Demanding Holders") shall have the right to require the Company to register under the Securities Act all or a portion of such number of Registrable Securities as such Demanding Holders shall designate for sale in a written request to the Company (the "Demand Registration"); provided, however, that the Company shall have the right to delay the Demand Registration for an aggregate of up to 60 days if the Board of Directors of the Company determines in good faith (a "Registration Delay Determination") that (i) required disclosure of information in any related Registration Statement, Prospectus or prospectus supplement at such time would have a material adverse effect on the Company's business, operations or prospects or (ii) a material business transaction that has not yet been publicly disclosed would be required to be disclosed in a Registration Statement, Prospectus or prospectus supplement and such disclosure would jeopardize the success of such transaction. The Company shall not be required to effect more than one Demand Registration.

          (ii) The Company will not, without the written consent of a majority in interest of the Demanding Holders, include in any Demand Registration securities for sale for the account of any Person (including the Company) other than the Demanding Holders, except that the Company shall include securities held by other holders of securities of the Company from time to time having the contractual right to be so included (subject to the applicable provisions of this Agreement).

     (b) Piggyback Registration Rights.

          If the Company proposes to file a Registration Statement with respect to common equity securities of the Company in connection with or after the Initial Public Offering (excluding any Registration Statement on Form S-8 or S-4 or comparable successor forms or a Registration Statement relating to a dividend reinvestment plan), then the Company shall give written notice of such proposed filing to each Holder before the anticipated filing date of such Registration Statement, and such notice shall offer each Holder the opportunity to include in such Registration Statement the Registrable Securities then owned by such Holder, as such Holder may request in writing within 15 days after receipt of the Company's notice (which request shall specify the number of Registrable Securities to be included in such Registration Statement and the intended method of disposition) (a "Piggyback Registration").

     (c) Shelf Registration.

          (i) If any Initial Purchaser notifies the Company in writing that such Initial Purchaser intends to deliver a Prospectus in connection with any market-making resales of Registrable Securities, the Registration Statement to be filed pursuant to a Demand Registration or (except in the case of an underwritten offering) a Piggyback Registration, shall provide for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act covering all of the Registrable Securities (a "Shelf Registration"). The Shelf

     Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Securities for resale by such Initial Purchaser in the manner or manners designated by them.

          (ii) Effectiveness Period. The Company shall use its reasonable best efforts to keep the Shelf Registration continuously effective under the Securities Act until the date that is two years from the Issue Date or such shorter period ending when all Registrable Securities covered by the Shelf Registration have been sold in the manner set forth and as contemplated in the Shelf Registration (the "Effectiveness Period"); provided, however, that upon notice from any Initial Purchaser pursuant to Section 2(c)(i) hereof, the Effectiveness Period shall be extended for a period not beyond the second anniversary of the date on which the Shelf Registration Statement became effective (as extended by any Shelf Blackout Period) solely for the purpose of facilitating resales of Registrable Securities by any Initial Purchaser until such time as each Initial Purchaser shall have notified the Company that neither such Initial Purchaser nor any of its affiliates is required by applicable law or SEC policy to deliver a prospectus in connection with any resales of Registrable Securities.

          (iii) Shelf Blackout Period. Notwithstanding the foregoing, the Company, upon advising the Holders, may suspend the use of the Prospectus included in any Shelf Registration in the event that and for a period of time (the "Shelf Blackout Period") not to exceed an aggregate of 60 days in any 12-month period if the Board of Directors of the Company has made a Registration Delay Determination; provided, that, upon the termination of such Shelf Blackout Period, the Company promptly shall advise the Initial Purchasers that such Shelf Blackout Period has been terminated.

     (d) Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2(a) or (b) hereof, the Company will as expeditiously as practicable:

          (i) (A) prepare and file with the Commission a Registration Statement on the appropriate form which includes such Registrable Securities, and furnish to each Seller at least 5 business days prior to the filing thereof a copy of such Registration Statement, and not file any such Registration Statement to which any Seller shall have reasonably objected on the grounds that such Registration Statement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder, (B) promptly respond to all comments received with respect to such Registration Statement and make and file all necessary amendments thereto, and (C) thereafter use its reasonable best efforts to cause such Registration Statement to become effective at the earliest practicable date;

          (ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement accurate and effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities covered by such Registration Statement until the earlier of such time as all of such Registrable Securities have been disposed of by the Sellers thereof set forth in such Registration Statement or for the longer of (A) nine months or (B) if such registration is a continuous secondary offering pursuant to Rule 415 under the Securities Act, two years; and will furnish to each such Seller at least 2 business days prior to the filing thereof a copy of any amendment or supplement to such Registration Statement or Prospectus and shall not file any such amendment or supplement to which any such Seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

          (iii) furnish to each Seller of such Registrable Securities, upon their request, one signed copy of such Registration Statement and of each such amendment thereof and supplement thereto (in each case including all exhibits), such number of copies of the Prospectus included in such Registration Statement (including each preliminary prospectus and any summary Prospectus), in conformity with the requirements of the Securities Act, such documents, if any, incorporated by reference in such Registration Statement or Prospectus, and such other documents as such Seller may reasonably request;

          (iv) notify each Seller of such Registrable Securities and, if requested, confirm such notice in writing, as soon as practicable after notice thereof is received by the Company, (A) when such Registration Statement or such amendment thereof or supplement thereto has been filed or becomes effective and when the Prospectus or any amendment thereof or supplement thereto has been filed, (B) of any request by the Commission for any amendments or supplements to the Registration Statement or the Prospectus or for additional information, (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (D) of any stop order issued, or the receipt of notification by the Company that any such stop order is threatened to be issued, by the Commission, and use its reasonable best efforts to prevent the entry of such stop order or to remove it if entered;

          (v) use its reasonable best efforts to register or qualify all Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each Seller shall reasonably request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and do any and all other acts and things that may be necessary or advisable to enable such Seller to consummate the disposition in such jurisdictions of its Registrable Securities covered by such Registration Statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (v) be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

          (vi) if such Registration Statement relates to an underwritten offering, obtain and furnish to each Seller a signed counterpart, addressed to such Seller, of the legal opinions and accountants' comfort letters which are to be delivered to the underwriters;

          (vii) promptly notify each Seller whose Registrable Securities are covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company shall promptly prepare a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (viii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month of the first fiscal quarter after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (ix) promptly make available for inspection by any Seller or underwriter participating in any disposition pursuant to any Registration Statement, and by any attorney, accountant or other agent or representative retained by any Seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Seller or underwriter in connection with such Registration Statement;

          (x) if the Common Stock of the Company is listed on a national securities exchange or quoted on Nasdaq, use its best efforts to comply with the requirements of such exchange or Nasdaq to include shares of Registrable Securities covered by such Registration Statement for listing on each such securities exchange or for quotation on Nasdaq.

The Company may require each Seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such Seller and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection with such registration.

     (e) Underwriting Agreement. If requested by the underwriters for any underwritten offering of Registrable Securities on behalf of Sellers pursuant to a registration covered by Section 2(a) or (b) hereof, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain representations and warranties by the Company and other terms and provisions not inconsistent with this Section 2 as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities to the effect and to the extent provided in Section 2(g) hereof, and the Company will cooperate with such Sellers to the end that the conditions precedent to the obligations of such Sellers under such underwriting agreement shall not include conditions that are not customary in underwriting agreements with respect to secondary distributions and shall be otherwise satisfactory to such Sellers. Sellers on whose behalf shares are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Sellers. Such Sellers shall not be required by the Company to make any representations or warranties to or agreements with the Company or the underwriters other than reasonable representations, warranties or agreements regarding such Sellers, such Sellers' Registrable Securities and such Sellers' intended method or methods of disposition and any other representation required by law.

     (f) Lock-Up. If and to the extent requested by the managing underwriter in connection with the Initial Public Offering, such Holder shall agree in writing that such Holder will not, without the consent of the managing underwriter and except for shares included in the Initial Public Offering, if any: (x) effect any public sale or distribution of any common equity securities of the Company, or any securities convertible into, or exercisable or exchangeable for, any such common equity securities for the period requested by the managing underwriter, not to exceed in any event 180 days following effectiveness of the Registration Statement relating to the Initial Public Offering, or (y) effect any other transfer of any of the foregoing during such lock-up period unless the transferee agrees in writing to be bound by the terms and conditions of this
Section 2(f), in each case, on terms not less favorable than those applicable to holders of shares of Common Stock generally.

     (g) Registration Expenses. The Company agrees to pay, in connection with each registration of Registrable Securities covered by Section 2(a) or 2(b) hereof, all Registration Expenses. All other expenses not paid by the Company which are otherwise not attributable to a particular Seller will be the responsibility of and paid for by all of the Sellers on a pro rata basis.

     (h) Indemnification and Contribution.

          (i) The Company agrees, to indemnify and hold harmless each Initial Purchaser, each Holder of Registrable Securities, and each Person, if any, who controls such

     Person or its affiliates within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Participant") against any losses, claims, damages or liabilities to which any Participant or such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

               (a) any untrue statement or alleged untrue statement made by the Company contained in any application or any other document or any amendment or supplement thereto executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Registrable Securities under the securities or "Blue Sky" laws thereof or filed with the SEC or any securities association or securities exchange (each, an "Application");

               (b) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus; or

               (c) the omission or alleged omission to state, in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if any of the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or any Application or any other document or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading;

     and will reimburse, as incurred, the Participant and each such controlling person for any legal or other expenses incurred by the Participant or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or Application or any amendment or supplement thereto in reliance upon and in conformity with information relating to any Participant furnished to the Company by such Participant specifically for use therein, and (ii) the Company shall not be liable to any Participant under the indemnity agreement in this subsection
     (a) with respect to the preliminary prospectus to the extent that any such loss, claim, damage, liability or expense of such Participant results from the fact that such

     Participant sold Registrable Securities to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (or the Prospectus as then amended or supplemented if the Company shall have furnished such Participant with such amendment or supplement thereto on a timely basis), in any case where such delivery is required by applicable law and the loss, claim, damage, liability or expense of such Participant results from an untrue statement or omission of a material fact contained in the preliminary prospectus which was corrected in the Prospectus (or in the Prospectus as then amended or supplemented if the Company shall have furnished such Participant with such amendment or supplement thereto on a timely basis). The indemnity provided for in this Section (h) will be in addition to any liability that the Company may otherwise have to the indemnified parties. The Company shall not be liable under this Section (h) for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld.

          (ii) Each Participant, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
     (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus, or (ii) the omission or the alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Participant, furnished to the Company by the Participant, specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section (h) will be in addition to any liability that the Participants may otherwise have to the indemnified parties. The Participants shall not be liable under this Section (h) for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of such Participant, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Participant is or could have been a party, or indemnity could have been sought hereunder by any Participant, unless such settlement (A) includes an unconditional written release of the Participants, in form and substance reasonably satisfactory to the Participants, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Participant.

          (iii) Promptly after receipt by an indemnified party under this Section (h) of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section (h), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section (h), notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (a) will not relieve it from any liability under paragraph (i) or (ii) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (b) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (i) and (ii) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest,
     (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section (h) for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by Participants who sold a majority in interest of the Registrable Securities sold by all such Participants in the case of paragraph (i) of this Section (h) or the Company in the case of paragraph (ii) of this Section (h), representing the indemnified parties under such paragraph (i) or paragraph (ii), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section (h), in which case the indemnified party may effect such a settlement without such consent.

          (iv) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section (h) is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (a) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Units or (b) if the allocation provided by the foregoing clause (a) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company on the one hand and such Participant on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) of the Units received by the Company bear to the total net profit received by such Participant in connection with its resale of its Registrable Securities. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or the Participants on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The parties agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (iv). Notwithstanding any other provision of this paragraph
     (iv), no Participant shall be obligated to make contributions hereunder that in the aggregate exceed the total net profit received by such Participant in connection with the sale of its Registrable Securities, less the aggregate amount of any damages that such Participant has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (iv), each person, if any, who controls a Participant within the meaning of Section 15 of the Securities Act or
     Section 20 of the Exchange Act shall have the same rights to contribution as the Participants, and each director of the Company, each officer of the Company and each person, if any, who controls any Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

     (i) Rule 144 Sales.

          (i) Compliance. The Company covenants that, to the extent that it is subject to the reporting requirements of the Exchange Act, it will use its reasonable best efforts to file the reports required to be filed by it under the Exchange Act so as to enable any Holder to sell Registrable Securities without registration pursuant to Rule 144 under the Securities Act.

          (ii) Cooperation with Holders. In connection with any sale, transfer or other disposition by any Holder of any Registrable Securities pursuant to Rule 144 under the Securities Act, the Company shall, to the extent permissible under applicable law, cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be issued at least two business days prior to any sale of such Registrable Securities for such number of shares and registered in such names as the Holder may reasonably request upon ten (10) business days prior notice. The Company's obligation set forth in the previous sentence shall be subject to the delivery, if reasonably requested by the Company or its transfer agent, by counsel to such Holder (which counsel shall be reasonably acceptable to the Company and its transfer agent), in form and substance reasonably satisfactory to the Company and its transfer agent, of an opinion that such Securities Act legend need not appear on such certificate.

     (j) Selection of Managing Underwriter. With respect to any Registration Statement covered by Section 2(a) or (b) hereof, the Company shall select the managing underwriter or underwriters subject to the applicable provisions of the Common Equity Registration Rights Agreement dated as of May 10, 2000 by and among the Company and the holders of the Company's equity securities parties thereto.

     (k) Underwriter Cutbacks. Notwithstanding anything in this Agreement to the contrary and in addition to any other limitations on rights to participate in a Registration Statement hereunder:

          (A) if (x) the Registration Statement relates to an underwritten offering which includes common equity to be offered and sold for the account of the Company and (y) the managing underwriter of any such offering advises the Company in writing (with a copy to the Holders and the Other Rights Holders) that the total number of common equity which the Company, the Holders, and other Persons whose contractual rights (now existing or hereafter granted) give them the right to be included in such registration (the "Other Rights Holders") intend to include in such offering exceeds the maximum amount of common equity that may be distributed without adversely affecting the price, timing or distribution of the common equity being offered, then the amount of common equity to be included in such Registration Statement and offering for the account of the Holders and the Other Rights Holders shall be reduced pro rata so that the aggregate amount of common equity included in such Registration Statement and offering for the account of the Holders and the Other Rights Holders, together with the common equity to be sold for the account of the Company, does not exceed the amount that such managing underwriter determines in good faith can be sold in such offering without causing such adverse effect; and

          (B) if (x) the Registration Statement relates to an underwritten offering which does not include common equity to be sold for the account of the Company and (y) the managing underwriter advises (in writing) the Holders and the Other Rights Holders who have requested that common equity be included therein that the total number of common equity which the Holders and the Other Rights Holders intend to include in such offering exceeds the maximum amount of common equity that may be distributed without adversely affecting the price, timing or distribution of the common equity being offered, then the amount of common equity to be included in such Registration Statement and offering for the accounts of the Holders and the Other Rights Holders shall be reduced pro rata so that the aggregate amount of common equity included in such Registration Statement and offering for the accounts of Holders and the Other Rights Holders in the aggregate does not exceed the amount that such managing underwriter determines in good faith can be sold in such offering without causing such adverse effect.

     SECTION 3. Miscellaneous.

     (a) Notices. Any notices in connection with this Agreement shall be in writing and may be given by (i) personal delivery, (ii) fax, (iii) certified mail, return receipt requested, postage prepaid, or (iv) a nationally recognized overnight courier as follows: (x) if to any Holder, at the address of record for such Holder on the records of the Company (or such other address as such Holder shall furnish the Company in writing to receive notices hereunder); and (y) if to the Company, to Jostens, Inc., 5501 Norman Center Drive, Minneapolis, Minnesota 55437, with a copy to Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166, Attention: E. Michael Greaney.

     Notices shall be deemed to have been given (A) when actually delivered (including by fax with confirmation of transmission), (B) the next business day if sent by overnight courier (with proof of delivery), and (C) on the fifth day after mailing by certified mail.

     (b) Assignability. This Agreement shall be binding upon the Company and its successors and upon the successors and all transferees and assignees of the Holders.

     (c) Amendment and Waiver. The rights of the Holders and the obligations the Company hereunder are subject to amendment upon the written consent of the Company and a majority in interest of the Holders. Any noncompliance of any provision of this Agreement by the Company may be waived by written consent of a majority in interest of the Holders. Any such amendment or waiver shall be binding upon all Holders.

     (d) Governing Law. This Agreement shall be construed both as to validity and performance in accordance with, and governed by, the laws of the State of New York without regard to principles of conflict of laws of such jurisdiction or any other jurisdiction.

     (e) Headings; Sections. All headings and captions in this Agreement are for purposes of reference only and shall not be construed to limit or affect the substance of this Agreement. All references to Section in this Agreement refer to Sections of this Agreement, unless the context otherwise expressly provides.

     (f) Entire Agreement. This Agreement contains, and is intended as, a complete statement of all the terms of the arrangements provided for herein, and supersedes any previous agreements and understandings with respect to such arrangements.

     (g) Specific Performance. The Company acknowledges and agrees that in the event of any breach of this Agreement by the Company, the Holders would be irreparably harmed and could not be made whole by monetary damages. Accordingly, the Company hereby agrees that in addition to any other remedy to which the Holders may be entitled at law or in equity, the Holders shall be entitled to compel specific performance of this Agreement in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction for such action.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        JOSTENS, INC.,
                                          a Minnesota corporation


                                        By:  /s/ Robert C. Buhrmaster
                                           ------------------------------
                                            Name:  Robert C. Buhrmaster
                                            Title: Chairman of the Board,
                                                   President and Chief
                                                   Executive Officer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

DEUTSCHE BANK SECURITIES INC.



By:  /s/ [Signature Illegible]
   --------------------------------
   Name:
   Title:


UBS WARBURG LLC



By:  /s/ Robert Parsons
    ----------------------------------
    Name:  Robert Parsons
    Title: Managing Director
           Leveraged Finance


By:  /s/ P. Whitridge Williams
    ----------------------------------
    Name:  P. Whitridge Williams
    Title: Director
           Leveraged Finance


GOLDMAN, SACHS & CO.


 /s/ GOLDMAN, SACHS & CO.
-----------------------------------